Item 77I(b)ii

Quaker Investment Trust ("Registrant")
Form N-SAR for the Six Months Ended June 30, 2010

Sub-Item 77I(b)ii:  Terms of new or amended securities

Class B Shares of the Funds are no longer available for purchase, and all outstanding Class B Shares have been converted to Class A Shares.